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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 1997 appearing on page 63 of Fisher Company Inc.'s Registration Statement on Form 10 for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 82 of such Registration Statement on Form 10.


/s/ Price Waterhouse LLP

July 25, 1997
Seattle, Washington